Exhibit 99.2 Seaport District The Woodlands Towers at the Waterway 6100 Merriweather New York, NY The Woodlands, TX Columbia, MD Supplemental Information Three Months Ended December 31, 2019 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2020. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 18 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 19 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 20 Statements of Operations 9 Under Construction Properties 16 Acquisitions / Dispositions 21 Income Reconciliations 10 Seaport District Operating Performance 17 Master Planned Community Land 22 Ward Village Condominiums 23 Other/Non-core Assets 24 Debt Summary 25 Property-Level Debt 26 Ground Leases 28 Restructuring Expenses 29 Definitions 30 Reconciliations of Non-GAAP Measures 31 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q4 2019

Exchange / Ticker	NYSE:	HHC
Share Price - December 31, 2019	$	126.80
Diluted Earnings / Share	$	(0.03)
FFO / Diluted Share	$	0.91
Core FFO / Diluted Share	$	1.90
AFFO / Diluted Share	$	1.84

Recent Company Highlights

THE WOODLANDS, Dec. 30, 2019 (PRNewswire) -- The Howard Hughes Corporation (HHC) announced the acquisition of two Class AAA office towers, warehouse space and developable land in The Woodlands, Texas, from Occidental (NYSE: OXY), providing highly sought-after, premium office space that will enable HHC to meet ongoing demand in the market. The acquisition increases The Howard Hughes Corporation's office portfolio within the award-winning master planned community (MPC) by approximately 50%, and reinforces HHC's standing as the community's steward and largest stakeholder.

DALLAS, Oct. 21, 2019 (PRNewswire) -- Following a review of strategic alternatives, HHC announced a Transformation Plan, led by new executive leadership, comprised of three pillars: (1) a $45 - $50 million per annum reduction in overhead expenses, (2) the sale of approximately $2 billion of non-core assets, and (3) accelerated growth in HHC's core MPC assets. Paul Layne, was named Chief Executive Officer, replacing David R. Weinreb on the Board of Directors. David R. Weinreb and Grant Herlitz stepped down from HHC.

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
Summerlin
LAS VEGAS
Ward Village
HAWAII
110 N. Wacker
CHICAGO
Landmark
VIRGINIA
Houston MPCs
Riverwalk
NEW ORLEANS
Seaport District
NEW YORK
Downtown Columbia
MARYLAND
Howard Hughes

Q4 2019 MPC & Condominium Results

$ in millions



Woodlands/ Woodlands Hills 3%
Bridgeland 11%
Summerlin 86%
4Q19
MPC
EBT
$112.1M



'A'ali'i 12%
Kō'ula 88%
4Q19
Condo
sales
26 units

Q4 2019 MPC EBT

Bridgeland	$	12.0
Columbia		(0.3)
Summerlin		96.7
Woodlands/Woodlands Hills		3.7
Total	**$**	**112.1**

Q4 2019 Condo Units Contracted

Waiea	—
Anaha	—
'A'ali'i	3
Kō'ula	23
Total	**26**

Howard Hughes

HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Q4 2019 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions


Retail
5%
Office
40%
Multi-
family
55%
Projected
Stabilized
NOI
$47.0M

Currently Unstabilized

$ in millions


Hotel
31%
Retail
4%
Multi-
family
14%
Office
51%
Projected
Stabilized
NOI
$86.7M

Currently Stabilized

$ in millions


Hotel
2%
Other
9%
Retail
29%
Office
48%
Multi-
family
11%
Projected
Stabilized
NOI
$233.6M

Total

$ in millions


Hotel
9%
Other
5%
Retail
21%
Office
48%
Multi-family
17%
Projected
Stabilized
NOI
$367.3M

	Currently Under Construction	Currently Unstabilized	Currently Stabilized	Total
Retail & Office S.F.	1,806,581	1,739,632	7,281,997	10,828,210
Multi-family Units	1,291	1,016	1,893	4,200
Hotel Keys	—	704	205	909
Other S.F. / Units	— / —	— / —	135,801 / 1,374	135,801 / 1,374
Projected Stabilized NOI $	47.0	86.7	233.6	367.3

Q4 2019 Operating Results by Property Type

Currently Under Construction

$ in millions


4Q19
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions


Hotel
53%
Office
32%
Multi-
family
15%
4Q19
Unstabilized
NOI
$7.9M

Currently Stabilized

$ in millions


Hotel
3%
Retail
36%
Office
49%
Multi-
family
12%
4Q19
Stabilized
NOI
$40.5M

Total

$ in millions


Hotel
11%
Retail
30%
Office
47%
Multi-
family
12%
4Q19
Total
NOI
$48.4M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI Yield and other project information. See page 30 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

Howard Hughes
HowardHughes.com 214.741.7744 5

Financial Summary

($ in thousands, except share price and billions)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	YTD 2019	YTD 2018
Company Profile							
Share price (a)	$ 126.80	$ 129.60	$ 123.84	$ 110.00	$ 97.62	$ 126.80	$ 97.62
Market Capitalization (b)	$ 5.4b	$ 5.6b	$ 5.4b	$ 4.8b	$ 4.2b	$ 5.4b	$ 4.2b
Enterprise Value (c)	$ 9.3b	$ 8.8b	$ 8.3b	$ 7.7b	$ 7.0b	$ 9.3b	$ 7.0b
Weighted avg. shares - basic	43,190	43,134	43,113	43,106	43,075	43,136	43,036
Weighted avg. shares - diluted	43,356	43,428	43,271	43,257	43,250	43,308	43,237
Total diluted share equivalents outstanding	42,673	43,426	43,223	43,223	43,077	42,678	43,109
Debt Summary							
Total debt payable (d)	$ 4,138,618	$ 3,665,263	$ 3,465,714	$ 3,274,379	$ 3,215,211	$ 4,138,618	$ 3,215,211
Fixed-rate debt	$ 1,908,660	$ 2,011,626	$ 1,904,165	$ 1,675,207	$ 1,663,875	$ 1,908,660	$ 1,663,875
Weighted avg. rate - fixed	5.05%	5.11%	5.18%	5.06%	5.17%	5.05%	5.17%
Variable-rate debt, excluding condominium financing	$ 2,199,241	$ 1,625,792	$ 1,561,549	$ 1,494,918	$ 1,454,579	$ 2,199,241	$ 1,454,579
Weighted avg. rate - variable	4.32%	4.54%	4.79%	4.85%	4.88%	4.32%	4.88%
Condominium debt outstanding at end of period	$ 30,717	$ 27,846	$ —	$ 104,254	$ 96,757	$ 30,717	$ 96,757
Weighted avg. rate - condominium financing	4.83%	5.12%	N/A	5.74%	5.75%	4.83%	5.75%
Leverage ratio (debt to enterprise value)	44.19%	41.17%	41.17%	42.16%	45.49%	44.19%	45.47%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes.
HowardHughes.com 214.741.7744 6

Financial Summary (con't)

($ in thousands)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	FY 2019	FY 2018
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 93,639	$ 101,694	$ 106,604	$ 89,107	$ 80,940	$ 391,044	$ 335,145
Expenses	(47,363)	(47,408)	(47,899)	(42,754)	(37,807)	(185,424)	(163,046)
Company's Share NOI - Equity investees	2,123	2,043	1,688	5,089	1,952	10,943	8,096
Operating Assets NOI (a)	48,399	56,329	60,393	51,442	45,085	216,563	180,195
Avg. NOI margin	52%	55%	57%	58%	56%	55%	54%
MPC Segment Earnings							
Total revenues	$ 170,739	$ 92,287	$ 72,859	$ 50,896	$ 47,786	$ 386,781	$ 309,451
Total expenses (b)	(75,742)	(44,723)	(40,406)	(28,679)	(25,864)	(189,550)	(169,699)
Interest (expense) income, net (c)	7,643	8,550	8,283	7,543	7,093	32,019	26,919
Equity in earnings in real estate and other affiliates	9,477	4,523	6,499	7,837	1,602	28,336	36,284
MPC Segment EBT (c)	112,117	60,637	47,235	37,597	30,617	257,586	202,955
Seaport District Segment Income (d)							
Revenues	$ 11,550	$ 22,389	$ 12,325	$ 6,586	$ 9,278	$ 52,850	$ 28,879
Expenses	(16,802)	(25,281)	(15,212)	(10,571)	(12,793)	(67,870)	(34,357)
Company's Share NOI - Equity investees	(325)	(148)	(42)	(195)	(134)	(710)	(713)
Seaport District NOI (e)	(5,577)	(3,040)	(2,929)	(4,180)	(3,649)	(15,730)	(6,191)
Avg. NOI margin	(48%)	(14%)	(24%)	(63%)	(39%)	(30%)	(21%)
Condo Gross Profit							
Revenues (f)	$ 5,009	$ 9,999	$ 235,622	$ 198,310	$ 317,953	$ 448,940	$ 357,720
Expenses (f)	(4,435)	(7,010)	(220,620)	(137,694)	(220,849)	(369,759)	(262,562)
Condo Net Income (f)	574	2,989	15,002	60,616	97,104	79,181	95,158

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the "Company" or "HHC") share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Starting in the first quarter of 2019, the Seaport District has been moved out of our other segments and into a stand-alone segment for disclosure purposes. Segment information for all periods presented has been updated to reflect this change.
(e) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI. Prior periods have been adjusted to be consistent with fiscal 2019 presentation. See page 17 for additional detail.
(f) Revenues in 2019 and 2018 represent Condominium rights and unit sales and expenses represent Condominium rights and unit cost of sales as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018.

Howard Hughes
HowardHughes.com 214.741.7744 7

Balance Sheets (In thousands, except par values and share amounts) FY 2019 FY 2018 Assets: Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 1,655,674 $ 1,642,660 Buildings and equipment 3,813,595 2,932,963 Less: accumulated depreciation (507,933) (380,892) Land 353,022 297,596 Developments 1,445,997 1,290,068 Net property and equipment 6,760,355 5,782,395 Investment in real estate and other affiliates 121,757 102,287 Net investment in real estate 6,882,112 5,884,682 Net investment in lease receivable 79,166 — Cash and cash equivalents 422,857 499,676 Restricted cash 197,278 224,539 Accounts receivable, net 12,279 12,589 Municipal Utility District receivables, net 280,742 222,269 Notes receivable, net 36,379 4,694 Deferred expenses, net 133,182 95,714 Operating lease right-of-use assets, net 69,398 — Prepaid expenses and other assets, net 300,373 411,636 Total assets $ 8,413,766 $ 7,355,799 Liabilities: Mortgages, notes and loans payable, net $ 4,096,470 $ 3,181,213 Operating lease obligations 70,413 — Deferred tax liabilities 180,748 157,188 Accounts payable and accrued expenses 733,147 779,272 Total liabilities 5,080,778 4,117,673 Equity: Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $.01 par value; 150,000,000 shares authorized, 43,635,893 issued and 42,585,633 outstanding as of December 31, 2019, and 43,511,473 shares issued and 42,991,624 outstanding as of December 31, 2018 437 436 Additional paid-in capital 3,343,983 3,322,433 Accumulated deficit (46,385) (120,341) Accumulated other comprehensive loss (29,372) (8,126) Treasury stock, at cost, 1,050,260 and 519,849 shares as of December 31, 2019 and 2018 (120,530) (62,190) Total stockholders' equity 3,148,133 3,132,212 Noncontrolling interests 184,855 105,914 Total equity 3,332,988 3,238,126 Total liabilities and equity $ 8,413,766 $ 7,355,799 Share Count Details (In thousands) Shares outstanding at end of period (including restricted stock) 42,586 42,992 Dilutive effect of stock options (a) 88 117 Dilutive effect of warrants (b) 4 — Total diluted share equivalents outstanding 42,678 43,109 (a) Stock options assume net share settlement calculated for the period presented. (b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented. HowardHughes.com 214.741.7744 8

Statements of Operations Comparative Statements of Operations: Total Portfolio (In thousands, except per share amounts) Q4 2019 Q4 2018 FY 2019 FY 2018 Revenues: Unaudited Unaudited Unaudited Unaudited Condominium rights and unit sales $ 5,009 $ 317,953 $ 448,940 $ 357,720 Master Planned Communities land sales 153,145 35,178 330,146 261,905 Minimum rents 57,551 54,159 221,907 207,315 Tenant recoveries 13,986 12,185 54,710 49,993 Hospitality revenues 19,328 17,299 87,864 82,037 Builder price participation 11,457 7,691 35,681 27,085 Other land revenues 6,753 5,326 23,399 21,314 Other rental and property revenues 15,831 14,902 95,703 57,168 Interest income from sales-type leases 1,101 — 2,189 — Total revenues 284,161 464,693 1,300,539 1,064,537 Expenses: Condominium rights and unit cost of sales 4,435 220,849 369,759 262,562 Master Planned Communities cost of sales 63,724 14,605 141,852 124,214 Master Planned Communities operations 11,927 11,261 47,875 45,217 Other property operating costs 43,422 41,914 175,230 133,761 Rental property real estate taxes 8,276 8,035 36,861 32,183 Rental property maintenance costs 5,548 4,209 17,410 15,813 Hospitality operating costs 13,916 13,488 60,226 59,195 (Recovery of) provision for doubtful accounts (219) 1,661 (414) 6,078 Demolition costs 118 1,163 855 17,329 Development-related marketing costs 6,193 8,765 23,067 29,249 General and administrative 68,328 32,830 156,251 104,625 Depreciation and amortization 40,656 38,167 155,798 126,565 Total expenses 266,324 396,947 1,184,770 956,791 Other: (Loss) gain on sale or disposal of real estate and other assets, net (1,689) (4) 22,362 (4) Other income (loss), net 381 2,508 12,179 (936) Total other (1,308) 2,504 34,541 (940) Operating income 16,529 70,250 150,310 106,806 Selling (loss) profit from sales-type leases — — 13,537 — Interest income 2,101 1,727 9,797 8,486 Interest expense (29,016) (24,846) (105,374) (82,028) Gain on extinguishment of debt 4,641 — 4,641 — Equity in earnings from real estate and other affiliates 9,782 657 30,629 39,954 Income before taxes 4,037 47,788 103,540 73,218 Provision (benefit) for income taxes 5,038 9,864 29,245 15,492 Net income (1,001) 37,924 74,295 57,726 Net income attributable to noncontrolling interests (99) (663) (339) (714) Net income attributable to common stockholders $ (1,100) $ 37,261 $ 73,956 $ 57,012 Basic income per share: $ (0.03) $ 0.87 $ 1.71 $ 1.32 Diluted income per share: $ (0.03) $ 0.86 $ 1.71 $ 1.32 HowardHughes.com 214.741.7744 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q4 2019	Q4 2018	FY 2019	FY 2018
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common shareholders	$ (1,100)	$ 37,261	$ 73,956	$ 57,012
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	38,454	35,880	147,777	119,309
Loss (gain) on sale or disposal of real estate, net	1,689	4	(22,362)	4
Selling profit from sales-type leases	—	—	(13,537)	—
Income tax expense adjustments:				
Loss (gain) on sale or disposal of real estate, net	(389)	—	5,479	—
Selling profit from sales-type leases	(460)	—	2,843	—
Reconciling items related to noncontrolling interests	99	663	339	714
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,014	798	3,688	2,679
FFO	**$ 39,307**	**$ 74,606**	**$ 198,183**	**$ 179,718**
Adjustments to arrive at Core FFO:				
Gain on extinguishment of debt	$ (4,641)	$ —	$ (4,641)	$ —
Severance expenses	26,054	267	29,144	687
Non-real estate related depreciation and amortization	2,202	2,288	8,021	7,256
Straight-line amortization	(1,107)	(2,505)	(7,364)	(12,609)
Deferred income tax expense	4,627	11,574	27,816	16,195
Non-cash fair value adjustments related to hedging instruments	791	127	770	(1,135)
Share-based compensation	8,456	3,011	17,349	11,242
Other non-recurring expenses (development-related marketing and demolition costs)	6,311	9,929	23,922	46,579
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	89	95	190	306
Core FFO	**$ 82,089**	**$ 99,392**	**$ 293,390**	**$ 248,239**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (1,236)	$ (3,583)	$ (5,237)	$ (14,267)
Leasing commissions	(1,603)	(1,906)	(4,192)	(3,600)
AFFO	**$ 79,250**	**$ 93,903**	**$ 283,961**	**$ 230,372**
FFO per diluted share value	**$ 0.91**	**$ 1.72**	**$ 4.58**	**$ 4.16**
Core FFO per diluted share value	**$ 1.90**	**$ 2.30**	**$ 6.77**	**$ 5.74**
AFFO per diluted share value	**$ 1.84**	**$ 2.17**	**$ 6.56**	**$ 5.33**

Howard Hughes.
HowardHughes.com 214.741.7744 10

NOI by Region, excluding the Seaport District

($ in thousands, except Sq. Ft. and units)

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q4 2019 Occupied (#) Sq. Ft.	Q4 2019 Occupied (#) Units	Q4 2019 Leased (#) Sq. Ft.	Q4 2019 Leased (#) Units	Q4 2019 Occupied (%) Sq. Ft.	Q4 2019 Occupied (%) Units	Q4 2019 Leased (%) Sq. Ft.	Q4 2019 Leased (%) Units	Q4 2019 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100%	2,819,603	—	2,702,768	—	2,757,344	—	96%	—%	98%	—%	$ 47,202	$ 77,070	—
Office - Columbia	100%	1,255,741	—	1,172,444	—	1,195,799	—	93%	—%	95%	—%	20,263	22,479	—
Office - Summerlin	100%	532,428	—	528,131	—	528,131	—	99%	—%	99%	—%	13,761	13,700	—
Retail - Houston	100%	436,401	—	394,195	—	395,449	—	90%	—%	91%	—%	11,164	13,271	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,392	2,200	—
Retail - Hawaii	100%	1,019,667	—	968,414	—	971,799	—	95%	—%	95%	—%	21,153	22,407	—
Retail - Other	100%	268,556	—	246,088	—	267,036	—	92%	—%	99%	—%	5,459	6,500	—
Retail - Summerlin	100%	823,531	—	770,923	—	770,923	—	94%	—%	94%	—%	23,286	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,389	23,126	1,263	23,126	1,293	99%	91%	99%	93%	18,568	19,800	—
Multi-Family - Columbia (d)	50%	13,591	380	11,471	362	11,471	374	84%	95%	84%	98%	2,959	2,900	—
Multi-Family - Summerlin (d)	100%	—	124	—	111	—	118	—%	90%	—%	95%	2,117	2,200	—
Hospitality - Houston (e)	100%	—	205	—	167	—	—	—%	81%	—%	—%	5,612	4,500	—
Self-Storage - Houston	100%	—	1,374	—	1,152	—	1,161	—%	84%	—%	84%	728	600	—
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	12,107	12,183	—
Other Assets (f)	100%	135,801	—	135,801	—	135,801	—	100%	—%	100%	—%	5,831	7,486	—
Total Stabilized Properties (g)												**192,602**	**233,596**	—
Unstabilized Properties														
Office - Houston	100%	1,174,727	—	1,084,769	—	1,101,503	—	92%	—%	94%	—%	8,050	31,958	2.9
Office - Columbia	100%	448,567	—	92,141	—	272,845	—	21%	—%	61%	—%	676	12,300	3.5
Retail - Houston	100%	72,264	—	—	—	42,389	—	—%	—%	59%	—%	—	2,200	3.0
Retail - Hawaii	100%	16,048	—	12,663	—	16,048	—	79%	—%	100%	—%	148	1,152	0.5
Multi-Family - Houston (d)	100%	—	312	—	65	—	102	—%	21%	—%	33%	—	3,875	1.0
Multi-Family - Columbia (d)	50%	28,026	437	13,544	390	28,026	413	48%	89%	100%	95%	3,631	3,800	1.0
Multi-Family - Summerlin (d)	100%	—	267	—	128	—	150	—%	48%	—%	56%	1,978	4,400	1.0
Hospitality - Houston (e)	100%	—	704	—	453	—	—	—%	64%	—%	—%	23,219	27,000	1.0
Total Unstabilized Properties												**$ 37,702**	**$ 86,685**	**2.4**

Howard Hughes

HowardHughes.com 214.741.7744 11

NOI by Region, excluding the Seaport District (con't)

($ in thousands, except Sq. Ft. and units)

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q4 2019 Occupied (#) Sq. Ft.	Q4 2019 Occupied (#) Units	Q4 2019 Leased (#) Sq. Ft.	Q4 2019 Leased (#) Units	Q4 2019 Occupied (%) Sq. Ft.	Q4 2019 Occupied (%) Units	Q4 2019 Leased (%) Sq. Ft.	Q4 2019 Leased (%) Units	Q4 2019 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Office - Houston	100%	180,000	—	—	—	180,000	—	—%	—%	100%	—%	$ —	$ 4,400	1.0
Office - Other	23%	1,500,000	—	—	—	1,110,000	—	—%	—%	74%	—%	—	14,421	4.0
Retail - Hawaii	100%	47,750	—	—	—	1,688	—	—%	—%	4%	—%	—	1,918	3.7
Retail - Columbia	100%	10,700	—	—	—	10,700	—	—%	—%	100%	—%	—	400	2.0
Multi-Family - Houston (d)	100%	11,448	909	—	—	6,146	—	—%	—%	54%	—%	—	16,726	4.1
Multi-Family - Columbia (d)	100%	56,683	382	—	—	11,080	—	—%	—%	20%	—%	—	9,162	4.0
Total Under Construction Properties												**—**	**47,027**	**3.6**
Total/ Wtd. Avg. for Portfolio												**$ 230,304**	**$ 367,308**	**3.1**

(a) Includes our share of NOI for our joint ventures.
(b) Annualized 4Q19 NOI includes distribution received from cost method investment in 1Q19. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport District Est. stabilized yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Hospitality percentage occupied is the average for Q4 2019.
(f) Other assets are primarily made up of the Las Vegas Ballpark, equity method investments, ground leases and self-storage/warehouse facilities. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between 4Q19 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

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Stabilized Properties - Operating Assets Segment

($ in thousands, except Sq. Ft. and units)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q4 2019 % Occ.	Q4 2019 % Leased	Annualized Q4 2019 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100%	232,021	100%	100%	$ 6,586	$ 6,900
4 Waterway Square	Houston, TX	100%	218,551	100%	100%	6,801	6,856
100 Fellowship Drive	Houston, TX	100%	203,257	100%	100%	4,206	5,100
1201 Lake Robbins Tower (a)	Houston, TX	100%	807,586	100%	100%	433	25,000
1400 Woodloch Forest	Houston, TX	100%	95,667	64%	78%	1,111	1,900
1725 Hughes Landing	Houston, TX	100%	331,754	95%	95%	5,935	6,900
1735 Hughes Landing	Houston, TX	100%	318,170	100%	100%	7,650	7,696
2201 Lake Woodlands Drive	Houston, TX	100%	24,119	100%	100%	518	410
3831 Technology Forest	Houston, TX	100%	95,078	100%	100%	2,303	2,268
9303 New Trails	Houston, TX	100%	97,967	79%	87%	696	1,800
One Hughes Landing	Houston, TX	100%	197,719	81%	98%	6,161	6,240
Two Hughes Landing	Houston, TX	100%	197,714	97%	97%	4,803	6,000
10-70 Columbia Corporate Center	Columbia, MD	100%	888,219	93%	95%	13,433	14,330
Columbia Office Properties	Columbia, MD	100%	62,038	89%	89%	946	1,402
One Mall North	Columbia, MD	100%	98,619	97%	97%	1,721	1,947
One Merriweather	Columbia, MD	100%	206,865	93%	97%	4,163	4,800
Aristocrat	Las Vegas, NV	100%	181,534	100%	100%	3,722	4,500
One Summerlin	Las Vegas, NV	100%	206,279	99%	99%	6,396	5,700
Two Summerlin	Las Vegas, NV	100%	144,615	98%	98%	3,643	3,500
Total Office			**4,607,772**			**81,227**	**113,249**
Retail							
20/25 Waterway Avenue	Houston, TX	100%	50,062	73%	76%	1,106	2,013
1701 Lake Robbins	Houston, TX	100%	12,376	100%	100%	502	400
2000 Woodlands Parkway	Houston, TX	100%	7,900	100%	100%	(27)	217
Creekside Village Green	Houston, TX	100%	74,670	89%	89%	1,888	2,097
Hughes Landing Retail	Houston, TX	100%	126,131	100%	100%	4,146	4,375
Lakeland Village Center	Houston, TX	100%	83,488	88%	88%	1,665	1,700
Lake Woodlands Crossing Retail	Houston, TX	100%	60,261	91%	91%	1,415	1,668
Waterway Garage Retail	Houston, TX	100%	21,513	78%	78%	468	800
Columbia Regional	Columbia, MD	100%	89,199	100%	100%	2,392	2,200
Ward Village Retail	Honolulu, HI	100%	1,019,667	95%	95%	21,153	22,407
Downtown Summerlin	Las Vegas, NV	100%	823,531	94%	94%	23,286	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100%	268,556	92%	99%	5,459	6,500
Total Retail			**2,637,354**			**63,453**	**70,677**

Howard Hughes. HowardHughes.com 214.741.7744 13

Stabilized Properties - Operating Assets Segment (con't)

($ in thousands, except Sq. Ft. and units)

Property	Location	% Ownership	Rentable Sq. Ft. / Units (b)	Q4 2019 % Occ. (b)	Q4 2019 % Leased (b)	Annualized Q4 2019 NOI	Est. Stabilized NOI
Multi-family							
Millennium Six Pines Apartments	Houston, TX	100%	— / 314	90%	92%	$ 4,384	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	— / 393	91%	95%	4,262	4,600
One Lakes Edge	Houston, TX	100%	23,280 / 390	99% / 92%	99% / 93%	7,595	7,200
Creekside Park Apartments	Houston, TX	100%	— / 292	91%	92%	2,327	3,500
The Metropolitan Downtown Columbia	Columbia, MD	50%	13,591 / 380	84% / 95%	84% / 98%	2,959	2,900
Constellation	Las Vegas, NV	100%	— / 124	90%	95%	2,117	2,200
Total Multi-family			36,871 / 1,893			23,644	24,900
Hotel							
Embassy Suites at Hughes Landing (c)	Houston, TX	100%	205	81%	81%	5,612 (d)	4,500
Total Hotel			205			5,612	4,500
Other							
Hughes Landing Daycare	Houston, TX	100%	10,000 / —	100%	100%	170	260
The Woodlands Warehouse (e)	Houston, TX	100%	125,801 / —	100%	100%	25	1,200
Self-Storage 242 & 2978	Houston, TX	100%	— / 1,374	84%	84%	728	600
Sarofim Equity Investment	Houston, TX	20%	NA	NA	NA	2,044	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50%	NA	NA	NA	1,332	1,117
Woodlands Ground Leases	Houston, TX	100%	NA	NA	NA	1,784	1,662
Kewalo Basin Harbor	Honolulu, HI	100%	NA	NA	NA	625	1,100
Hockey Ground Lease	Las Vegas, NV	100%	NA	NA	NA	382	458
Summerlin Hospital Medical Center	Las Vegas, NV	5%	NA	NA	NA	3,625	3,625
Las Vegas Ballpark (f)	Las Vegas, NV	100%	NA	NA	NA	8,100 (d)	8,100
Other Assets	Various	100%	NA	NA	NA	(149)	(54)
Total Other			135,801 / 1,374			18,666	20,270
Total Stabilized						$ 192,602	$ 233,596

(a) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. See page 21 of this supplement. 9950 Woodloch Forest Tower is an unstabilized property as of December 31, 2019. See page 15 for further details.
(b) Instances with two sets of rentable sq. ft/units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(c) Hotel property percentage occupied is the average for Q4 2019.
(d) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the respective businesses.
(e) The Woodlands Warehouse was acquired on December 30, 2019. See page 21 for further details.
(f) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly-owned team, the Las Vegas Aviators.

Howard Hughes HowardHughes.com 214.741.7744 14

Unstabilized Properties - Operating Assets Segment

($ in thousands, except Sq. Ft. and units)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q4 2019 % Occ. (a)	Q4 2019 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q4 2019 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	82%	87%	$ 81,057	$ 90,133	$ 6,944	$ 7,600	Q4 2020	8%
Lakefront North (c)	Houston, TX	100%	258,058	88%	88%	55,070	77,879	781	6,458	2021	8%
9950 Woodloch Forest Tower (c) (d)	Houston, TX	100%	595,854	100%	100%	148,972	210,571	325	17,900	2023	9%
6100 Merriweather	Columbia, MD	100%	318,545	—%	50%	83,228	138,221	(189)	9,200	2023	7%
Two Merriweather	Columbia, MD	100%	130,022	71%	87%	34,679	40,941	865	3,100	2021	8%
Total Office			**1,623,294**			**403,006**	**557,745**	**8,726**	**44,258**		
Retail											
Creekside Park West	Houston, TX	100%	72,264	—%	59%	12,580	22,625	—	2,200	2022	10%
Anaha Retail (e)	Honolulu, HI	100%	16,048	79%	100%	—	—	148	1,152	Q2 2020	n.a.
Total Retail			**88,312**			**12,580**	**22,625**	**148**	**3,352**		
Multi-family											
m.flats & TEN.M	Columbia, MD	50%	28,026 / 437	48% / 89%	100% / 95%	53,979	54,673	3,631	3,800	Q4 2020	7%
Lakeside Row	Houston, TX	100%	312	21%	33%	37,039	48,412	—	3,875	2021	8%
Tanager Apartments	Las Vegas, NV	100%	267	48%	56%	49,862	59,276	1,978	4,400	Q3 2020	7%
Total Multi-family			**28,026 / 1,016**			**140,880**	**162,361**	**5,609**	**12,075**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	402	53%	53%	72,360	72,360	13,666 (f)	16,500	Q4 2020	8%
The Westin at The Woodlands	Houston, TX	100%	302	79%	79%	98,226	98,444	9,553 (f)	10,500	Q4 2020	11%
Total Hotel			**704**			**170,586**	**170,804**	**23,219**	**27,000**		
Total Unstabilized						**$ 727,052**	**$ 913,535**	**$ 37,702**	**$ 86,685**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of December 31, 2019. Each Hotel property Percentage Occupied is the average for Q4 2019. Instances with two sets of rentable sq. ft/ units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North and 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019 as referenced on page 21 of this supplement. 1201 Lake Robbins Tower is a stabilized property as of December 31, 2019. See page 13 for further details.
(e) Condominium retail Develop. Cost Incurred and Est. Total Cost (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(f) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the hotel business.

Howard Hughes.
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Under Construction Projects - Strategic Developments Segment

($ in thousands, except Sq. Ft. and units)

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
110 North Wacker (c)	Chicago, IL	23% (d)	1,500,000	74%	Under Construction	Q2 2018	2023	$ 16,078	$ 16,078	$ 14,421	8%
8770 New Trails	Houston, TX	100%	180,000	100%	Under Construction	Q1 2019	2020	23,038	45,985	4,400	10%
Total Office			**1,680,000**					**39,116**	**62,063**	**18,821**	
Retail											
A'ali'i (e)	Honolulu, HI	100%	11,336	—%	Under Construction	Q4 2018	2022	—	—	637	—%
Kō'ula (e)	Honolulu, HI	100%	36,414	5%	Under Construction	Q3 2019	2023	—	—	1,281	—%
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100%	10,700	100%	Under Construction	Q3 2019	2021	522	5,624	400	7%
Total Retail			**58,450**					**522**	**5,624**	**2,318**	

Project Name	Location	% Ownership	Est. Rentable Sq. Ft. / # of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Juniper Apartments (f)	Columbia, MD	100%	56,683 / 382	2,053	Under Construction	Q2 2018	2023	$ 66,307	$ 116,386	$ 9,162	8%
Two Lakes Edge	Houston, TX	100%	11,448 / 386	2,690	Under Construction	Q2 2018	2024	70,126	107,706	8,529	8%
Millennium Phase III Apartments	Houston, TX	100%	163	2,595	Under Construction	Q2 2019	2021	7,496	45,033	3,500	8%
Creekside Park Apartments Phase II	Houston, TX	100%	360	1,744	Under Construction	Q3 2019	2023	1,736	57,472	4,697	8%
Total Multi-family			**68,131 / 1,291**					**145,665**	**326,597**	**25,888**	
Total Under Construction								**$ 185,303**	**$ 394,284**	**$ 47,027**	

(a) Represents leases signed as of December 31, 2019 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) 110 North Wacker represents our member only. We are not including overhead allocations, development fees and leasing commissions in Develop. Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Develop. Costs Incurred represent HHC's equity in the project at December 31, 2019. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall.
(d) In Q2 2019, we revised the calculation of our effective ownership interest in 110 North Wacker based on the loan modification and joint venture funding commitment changes that occurred in May 2019. As a result of the modification and our reduced future funding commitments, our effective ownership percentage is 23%. Our share of estimated stabilized NOI therefore decreased, but the 8% yield remained unchanged as our funding commitment decreased as well.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(f) Columbia Multi-family was renamed to Juniper Apartments as of Q1 2019.

Howard Hughes.
HowardHughes.com 214.741.7744 16

Seaport District Operating Performance

($ in thousands)	Real Estate Operations (Landlord) (a) Historic District & Pier 17	Real Estate Operations (Landlord) (a) Multi-Family (c)	Real Estate Operations (Landlord) (a) Hospitality (d)	Managed Businesses (b) Historic District & Pier 17 (e)	Managed Businesses (b) Tin Building (f)	Events, Sponsorships & Catering Business (g)	Q4 2019 Total
Revenues							
Rental revenue (h)	$ 1,632	$ 241	$ 944	$ 1	$ —	$ —	$ 2,818
Tenant recoveries	188	—	—	—	—	—	188
Other rental and property (expense) revenue	(21)	—	—	6,403	—	3,513	9,895
Total Revenues	1,799	241	944	6,404	—	3,513	12,901
Expenses							
Other property operating costs (h)	(4,790)	(150)	(819)	(9,606)	—	(3,113)	(18,478)
Total Expenses	(4,790)	(150)	(819)	(9,606)	—	(3,113)	(18,478)
Net Operating (Loss) Income - Seaport District (i)	$ (2,991)	$ 91	$ 125	$ (3,202)	$ —	$ 400	$ (5,577)
Project Status	Unstabilized	Stabilized	Unstabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units							
Total Sq. Ft. / units	305,265	13,000 / 21	66	73,488	53,396	21,077	
Leased Sq. Ft. / units (j)	127,637	— / 21	57	73,488	53,396	21,077	
% Leased or occupied (j)	42%	—% / 100%	86%	100%	100%	100%	
Development (k)							
Development costs incurred	$ 517,561	$ —	$ —	$ —	$ 72,057	$ —	$ 589,618
Estimated total costs (excl. land)	$ 594,018	$ —	$ —	$ —	$ 173,452	$ —	$ 767,470

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned by HHC.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended December 31, 2019, our managed businesses include, among others, The Fulton, 10 Corso Como Retail and Café, SJP by Sarah Jessica Parker, R17 and Cobble & Co.
(c) Multi-Family represents 85 South Street which includes base level retail in addition to residential units.
(d) Hospitality represents Mr. C Seaport, of which HHC has a 35% ownership interest. Percentage occupied is the average for Q4 2019.
(e) Includes our 90% share of NOI from Bar Wayō.
(f) Represents the food hall by Jean-Georges.
(g) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(h) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(i) See page 32 for the reconciliation of Seaport District NOI.
(j) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(k) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $65.0 million.

Howard Hughes. HowardHughes.com 214.741.7744 17

MPC Portfolio

Master Planned Communities- Remaining Saleable Acres (a)

Income Producing Assets - Stabilized and Unstabilized



Commercial 22%
Residential 78%
Residential 60%
Commercial 40%
Commercial 100%
Unstabilized 14%
Stabilized 86%
Stabilized 46%
Unstabilized 54%
Stabilized 44%
Unstabilized 56%

($ in thousands)	Nevada	Texas	Maryland	Total (c)
MPC Performance - 4Q19 & 4Q18				
MPC Net Contribution (4Q19) (b)	$ 106,235	$ 27,275	$ (317)	$ 133,193
MPC Net Contribution (4Q18) (b)	$ 6,057	$ 25,829	$ (342)	$ 31,544
Operating Asset Performance - 2019 & Future				
Annualized 4Q19 in-place NOI	$ 53,249	$ 119,674	$ 29,997	$ 202,920
Est. stabilized NOI (future) (d)	$ 58,783	$ 207,786	$ 53,241	$ 319,810
Wtd. avg. time to stab. (yrs.)	1.0	3.0	3.4	—

(a) Commercial acres may be developed by us or sold.
(b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended December 31, 2019 is found under Reconciliation of Non-GAAP Measures on page 33.
(c) Total excludes NOI from non-core operating assets and NOI from core assets within Hawai'i and New York as these regions are not defined as MPCs.
(d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction.

Howard Hughes.
HowardHughes.com 214.741.7744 18

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	2,819,603	—	—	532,428	1,255,741	4,607,772	—	—	—	—
Retail Sq. Ft.	376,193	—	83,488	823,531	102,790	1,386,002	1,019,667	13,000	268,556	1,301,223
Multifamily units	1,389	—	—	124	380	1,893	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self-Storage Units	1,374	—	—	—	—	1,374	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	1,174,727	—	—	—	448,567	1,623,294	—	—	—	—
Retail Sq.Ft. (a)	72,264	—	—	—	28,026	100,290	16,048	399,830	—	415,878
Multifamily units	—	—	312	267	437	1,016	—	—	—	—
Hotel rooms	704	—	—	—	—	704	—	66	—	66
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	180,000	—	—	—	—	180,000	—	—	1,500,000	1,500,000
Retail Sq. Ft.	—	—	—	—	56,683	56,683	47,750	53,396	—	101,146
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Multifamily units	909	—	—	—	382	1,291	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	2,697	n.a.	n.a.	2,697
Current Residents (b)	118,000	300	12,550	113,000	112,000	355,850	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	71 ac.	1,348 ac.	2,166 ac.	2,991 ac.	n.a.	6,576 ac.	276	n.a.	n.a.	276
Estimated price per acre (c)	$ 1,068	$ 274	$ 422	$ 676	n.a.	$ —	n.a.	n.a.	n.a.	$ —
Commercial Land										
Total acreage remaining	722 ac.	175 ac.	1,543 ac.	831 ac.	96 ac.	3,367 ac.	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	$ 1,147	$ 515	$ 543	$ 1,125	$ 580	$ —	n.a.	n.a.	n.a.	$ —

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors.
(b) Acreage shown as of December 31, 2019; current residents shown as of December 31, 2019.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2020 land models.

Howard Hughes
HowardHughes.com 214.741.7744 19

Lease Expirations



Office and Retail Lease Expirations
Total Office and Retail Portfolio as of December 31, 2019
% of Annualized Cash Rent Expiring
30%
24%
18%
12%
6%
0%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030+
2020 | 2021 | 2022 | 2023 | 2024 | 2025 | 2026 | 2027 | 2028 | 2029 | 2030+
Houston
Summerlin
Columbia
Hawaii
Other

Expiration Year	Office Expirations (a) Annualized Cash Rent ($ in thousands)	Office Expirations (a) Percentage of Annualized Cash Rent	Office Expirations (a) Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.	Retail Expirations (a) Annualized Cash Rent ($ in thousands)	Retail Expirations (a) Percentage of Annualized Cash Rent	Retail Expirations (a) Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.
2020	$ 7,784	6.09%	$ 36.64	$ 8,709	8.27%	$ 47.33
2021	6,304	4.93%	32.26	6,755	6.42%	27.15
2022	18,054	14.11%	31.60	6,578	6.25%	46.77
2023	13,348	10.43%	29.90	7,514	7.14%	45.20
2024	16,757	13.10%	30.67	7,783	7.39%	39.99
2025	14,319	11.19%	33.06	26,653	25.32%	53.99
2026	6,534	5.11%	34.68	6,106	5.80%	41.48
2027	15,656	12.24%	29.53	5,296	5.03%	42.64
2028	9,777	7.64%	41.48	7,453	7.08%	46.63
2029	8,066	6.31%	42.42	5,561	5.28%	30.72
Thereafter	11,318	8.85%	40.85	16,854	16.02%	30.77
Total	**$ 127,917**	**100.00%**		**$ 105,262**	**100.00%**	

(a) Excludes leases with an initial term of 12 months or less

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Acquisition / Disposition Activity Acquisition / Disposition Activity (In thousands, except rentable Sq. Ft. / Units / Acres) Q4 2019 Acquisitions Rentable Date Acquired Property % Ownership Location Sq. Ft. / Units / Acres Acquisition Price 12/30/2019 The Woodlands Towers at The Waterway 100% The Woodlands, TX 1,403,440 Sq. Ft / 9 acres $565.0 million The Woodlands Warehouse The Woodlands, TX 125,801 Sq. Ft. / 7 acres Century Park Houston, TX 1,302,597 Sq. Ft. / 63 acres Q4 2019 Dispositions Rentable Date Sold Property % Ownership Location Sq. Ft. / Units / Acres Sale Price 10/29/2019 West Windsor 100% West Windsor, NJ 658 Acres $40.0 million 12/20/2019 Bridges at Mint Hill 91% Charlotte, NC 210 Acres $9.5 million HowardHughes.com 214.741.7744 21

Master Planned Community Land

($ in thousands)	The Woodlands Q4 2019	The Woodlands Q4 2018	The Woodlands Hills Q4 2019	The Woodlands Hills Q4 2018	Bridgeland Q4 2019	Bridgeland Q4 2018	Summerlin Q4 2019	Summerlin Q4 2018	Columbia Q4 2019	Columbia Q4 2018	Total Q4 2019	Total Q4 2018
Revenues:												
Residential land sale revenues	$11,427	$ 9,435	$ 2,539	$ 2,079	$15,512	$17,734	$123,621	$ 2,772	$ —	$ —	$ 153,099	$ 32,020
Commercial land sale revenues	—	—	—	—	46	422	—	2,736	—	—	46	3,158
Builder price participation	52	105	18	21	264	123	11,123	7,442	—	—	11,457	7,691
Other land sale revenues	2,534	1,559	—	470	43	78	3,560	3,222	—	(412)	6,137	4,917
Total revenues	14,013	11,099	2,557	2,570	15,865	18,357	138,304	16,172	—	(412)	170,739	47,786
Expenses:												
Cost of sales - residential land	(5,085)	(4,656)	(955)	(1,005)	(5,181)	(5,385)	(52,492)	(1,615)	—	—	(63,713)	(12,661)
Cost of sales - commercial land	—	—	—	—	(12)	(106)	—	(1,839)	—	—	(12)	(1,945)
Real estate taxes	85	(529)	36	44	(636)	(702)	(887)	(769)	(144)	(127)	(1,546)	(2,083)
Land sales operations	(4,634)	(4,669)	(986)	(777)	(1,771)	(1,447)	(2,821)	(2,479)	(169)	195	(10,381)	(9,177)
Depreciation and amortization	(34)	(34)	—	—	(34)	(34)	(22)	16	—	53	(90)	1
Total operating expenses	**(9,668)**	**(9,888)**	**(1,905)**	**(1,738)**	**(7,634)**	**(7,674)**	**(56,222)**	**(6,686)**	**(313)**	**121**	**(75,742)**	**(25,865)**
Net interest capitalized (expense)	(1,569)	(1,191)	261	252	3,791	3,602	5,160	4,430	—	—	7,643	7,093
Equity in earnings from real estate affiliates	—	—	—	—	—	—	9,477	1,603	—	—	9,477	1,603
EBT	$ 2,776	$ 20	$ 913	$ 1,084	$12,022	$14,285	$ 96,719	$15,519	$ (313)	$ (291)	$ 112,117	$ 30,617
Key Performance Metrics:												
Residential												
Total acres closed in current period	11.6 ac.	18.6 ac.	9.5 ac.	7.4 ac.	35.7 ac.	45.6 ac.	177.0 ac.	0.7 ac.	—	—		
Price per acre achieved (a)	$ 985	$ 507	$ 267	$ 281	$ 435	$ 389	$ 639	$ 950	NM	NM		
Avg. gross margins	55.5 %	51.0 %	62.4 %	52.0 %	66.6 %	70.0 %	57.5 %	42.0 %	NM	NM		
Commercial												
Total acres closed in current period	—	—	—	—	—	—	—	5.9 ac.	—	—		
Price per acre achieved	NM	NM	NM	NM	NM	NM	NM	400	NM	NM		
Avg. gross margins	NM	NM	NM	NM	74.4 %	75.0 %	NM	33.0 %	NM	NM		
Avg. combined before-tax net margins	55.5 %	51.0 %	62.4 %	52.0 %	66.6 %	70.0 %	57.5 %	37.0 %	NM	NM		

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Columbia
Remaining saleable acres					
Residential (b)	71 ac.	1,348 ac.	2,166 ac.	2,991 ac.	—
Commercial (c)	722 ac.	175 ac.	1,543 ac.	831 ac.	96 ac.
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	87% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	41% / 0.41 ac	86% / 0.23 ac	89% / 0.16 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	59% / 0.07 ac	14% / 0.13 ac	10% / 0.10 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac	13% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (d)	26	15	87	108	NM
Projected GAAP gross margin (e)	55.5% / 75.6%	62.4% / 62.4%	67.4% / 67.4%	53.7% / 53.7%	NM
Projected cash gross margin (e)	99.8%	92.2%	81.0%	70.2%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2022	2031	2034	2039	—
Commercial	2031	2030	2045	2039	2023

(a) The price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales, impacting results. The price per acre achieved for The Woodlands residential lots is mostly attributable to the mix of lots sold, positively impacting results.
(b) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(c) Columbia Commercial excludes 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(d) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2019.
(e) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.
NM Not meaningful.

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Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o (c)	Ke Kilohana (d)	'A'ali'i (e)	Kō'ula (f)	Total
Key Metrics ($ in thousands)							
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	
Number of units (g)	177	317	465	423	750	565	2,697
Avg. unit Sq. Ft.	2,138	1,417	838	696	518	725	856
Condo Sq. Ft.	378,488	449,205	389,663	294,273	388,210	409,576	2,309,415
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,336	36,414	170,700
Stabilized retail NOI	$453	$1,152	$1,557	$1,081	$637	$1,281	$6,161
Stabilization year	2017	2020	2019	2020	2022	2023	
Development progress ($ in millions)							
Status	Opened	Opened	Opened	Opened	Under Construction	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	3Q19	
Completion date/status	Complete	Complete	Complete	Complete	2021	2022	
Total development cost	$464	$401	$430	$219	$412	$487	$2,413
Cost-to-date	416	395	418	212	116	45	1,602
Remaining to be funded	$48	$6	$12	$7	$296	$442	$811
Financial Summary ($ in thousands, except per Sq. Ft.)							
Units closed (through Q4 2019)	170	315	465	423	—	—	1,373
Units under contract (through Q4 2019)	2	—	—	—	626	420	1,048
Total % of units closed or under contract	97.2%	99.4%	100.0%	100.0%	83.5%	74.3%	89.8%
Units closed (current quarter)	—	1	—	1	—	—	2
Units under contract (current quarter)	—	—	—	—	3	23	26
Square footage closed or under contract (total)	360,161	436,649	389,663	294,273	305,938	312,879	2,099,563
Total % square footage closed or under contract	95.2%	97.2%	100.0%	100.0%	78.8%	76.4%	90.9%
Target condo profit margin at completion (excl. land cost)							~30%
Total cash received (closings & deposits)	$656,355	$492,374	$513,176	$215,947	$79,155	$94,787	$2,051,794
Total GAAP revenue recognized							$1,877,105
Expected avg. price per Sq. Ft.	$1,900 - 1,950	$1,100 - 1,150	$1,300 - 1,350	$700 - 750	$1,300 - 1,350	$1,500 - 1,550	$1,300 - 1,325
Expected construction costs per retail Sq. Ft.							$~1,100
Deposit Reconciliation (in thousands)							
Spent towards construction	$—	$—	$—	$—	$40,979	$—	40,979
Held for future use (h)	—	—	24	—	38,175	94,787	132,986
Total deposits from sales commitment	**$—**	**$—**	**$24**	**$—**	**$79,154**	**$94,787**	**173,965**

(a) We began delivering units at Waiea in November 2016. As of December 31, 2019, we have closed on 170 units. We have two under contract, and five units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of December 31, 2019, we have closed on 315 units. We have no units under contract, and two units remain to be sold.
(c) We began delivering units at Ae'o in November 2018. As of December 31, 2019, we have closed on all 465 units.
(d) Ke Kilohana consists of 375 workforce units and 48 market rate units. As of December 31, 2019, we have closed on all 423 units.
(e) We broke ground on 'A'ali'i in the fourth quarter of 2018. As of December 31, 2019, we have entered into contracts for 626 of the units.
(f) We broke ground on Kō'ula in the third quarter of 2019. As of December 31, 2019, we have entered into contracts for 420 of the units.
(g) The increase in number of units at Waiea from 2018 is a result of subdividing one large unit due to demand for smaller units in the tower.
(h) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes

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Other/Non-core Assets

Property Name	City, State	% Own	Acres	Notes
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
Monarch City	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas, this 261-acre mixed-use development received unanimous zoning approval June 26, 2019.
Century Park	Houston, TX	100%	63	In conjunction with the acquisition of the Occidental Towers in The Woodlands in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport District. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.

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Debt Summary

(In thousands)	December 31, 2019	December 31, 2018
Fixed-rate debt:		
Unsecured 5.375% Senior Notes	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	884,935	648,707
Special Improvement District bonds	23,725	15,168
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	2,199,241	1,454,579
Condominium financing (a)	30,717	96,757
Mortgages, notes and loans payable	4,138,618	3,215,211
Unamortized bond issuance costs	(5,249)	(6,096)
Deferred financing costs	(36,899)	(27,902)
Total mortgages, notes and loans payable, net	4,096,470	3,181,213
Total unconsolidated mortgages, notes and loans payable at pro-rata share	100,319	96,185
Total Debt	**$ 4,196,789**	**$ 3,277,398**

Net Debt on a Segment Basis, at share as of December 31, 2019

(In thousands)	Operating Assets	Master Planned Communities	The Seaport District	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable (a) (b)	$ 2,315,806	$ 239,275	$ 352,408	$ 266,041	$ 3,173,530	$ 992,542	$ 4,166,072
Condominium financing (a)	—	—	—	30,717	30,717	—	30,717
Less: Cash and cash equivalents (b)	(59,801)	(129,028)	(8,253)	(12,165)	(209,247)	(270,312)	(479,559)
Special Improvement District receivables	—	(42,996)	—	—	(42,996)	—	(42,996)
Municipal Utility District receivables, net	—	(280,742)	—	—	(280,742)	—	(280,742)
TIF Receivable	—	—	—	(3,931)	(3,931)	—	(3,931)
Net Debt	**$ 2,256,005**	**$ (213,491)**	**$ 344,155**	**$ 280,662**	**$ 2,667,331**	**$ 722,230**	**$ 3,389,561**

(In thousands)	2020	2021	2022	2023	2024	Thereafter	Total
Mortgages, notes and loans payable	$ 424,933	$ 320,641	$ 137,825	$ 967,129	$ 764,615	$ 1,523,475	$ 4,138,618
Interest payments	184,846	173,275	161,404	147,400	95,811	141,367	904,103
Ground lease and other leasing commitments	6,927	7,066	6,328	6,374	6,432	266,852	299,979
Total consolidated debt maturities and contractual obligations	**$ 616,706**	**$ 500,982**	**$ 305,557**	**$ 1,120,903**	**$ 866,858**	**$ 1,931,694**	**$ 5,342,700**

(a) As of December 31, 2019 and December 31, 2018, $630.1 million and $615.0 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt, respectively. An additional $184.3 million and $50.0 million of variable-rate debt was subject to interest rate collars as of December 31, 2019 and December 31, 2018, respectively, and $75.0 million of variable-rate debt was capped at a maximum interest rate as of December 31, 2019 and December 31, 2018.

(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in real estate and other affiliates.

(c) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

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Property-Level Debt

($ in thousands)

Asset		Q4 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets							
Three Hughes Landing	$	59,822	L+260	Floating	4.33%		Mar-20
The Woodlands Towers at the Waterway		336,570	L+195	Floating	3.68%	(b)	Jun-20
The Woodlands Warehouse		7,230	L+195	Floating	3.68%	(b)	Jun-20
Downtown Summerlin		259,179	L+215	Floating	3.88%		Sep-20 / Sep-21
Two Merriweather		28,216	L+250	Floating	4.23%		Oct-20 / Oct-21
Outlet Collection at Riverwalk		30,615	L+250	Floating	4.23%		Oct-21
100 Fellowship Drive		47,916	L+150	Floating	3.23%		May-22
20/25 Waterway Avenue		13,131	4.79%	Fixed	4.79%		May-22
Millennium Waterway Apartments		53,032	3.75%	Fixed	3.75%		Jun-22
HHC 242 Self-Storage		5,499	L+260	Floating	4.33%		Dec-21 / Dec-22
HHC 2978 Self-Storage		5,395	L+260	Floating	4.33%		Dec-21 / Dec-22
Lake Woodlands Crossing Retail		12,163	L+180	Floating	3.53%		Jan-23
Lakeside Row		23,958	L+225	Floating	3.98%		Jul-22 / Jul-23
Senior Secured Credit Facility		615,000	4.61%	Floating/Swap	4.61%	(c)	Sep-23
The Woodlands Resort & Conference Center		62,500	L+250	Floating	4.23%		Dec-21 / Dec-23
Lakefront North		32,731	L+200	Floating	3.73%		Dec-22 / Dec-23
9303 New Trails		11,196	4.88%	Fixed	4.88%		Dec-23
4 Waterway Square		32,789	4.88%	Fixed	4.88%		Dec-23
Creekside Park West		8,505	L+225	Floating	3.98%		Mar-23 / Mar-24
6100 Merriweather		36,418	L+275	Floating	4.48%		Sep-22 / Sep-24
Tanager Apartments		29,165	L+225	Floating	3.98%		Oct-21 / Oct-24
Two Summerlin		33,183	4.25%	Fixed	4.25%		Oct-22 / Oct-25
3831 Technology Forest Drive		21,137	4.50%	Fixed	4.50%		Mar-26
Kewalo Basin Harbor		11,110	L+275	Floating	4.48%		Sep-27
Millennium Six Pines Apartments		42,500	3.39%	Fixed	3.39%		Aug-28
3 Waterway Square		47,647	3.94%	Fixed	3.94%		Aug-28
One Lakes Edge		69,440	4.50%	Fixed	4.50%		Mar-29
Aristocrat		38,055	3.67%	Fixed	3.67%		Sep-29
Creekside Park Apartments		37,730	3.52%	Fixed	3.52%		Oct-29
One Hughes Landing		52,000	4.30%	Fixed	4.30%		Dec-29
Two Hughes Landing		48,000	4.20%	Fixed	4.20%		Dec-30
Constellation Apartments		24,200	4.07%	Fixed	4.07%		Jan-33
Hughes Landing Retail		35,000	3.50%	Fixed	3.50%		Dec-36
Columbia Regional Building		24,664	4.48%	Fixed	4.48%		Feb-37
Las Vegas Ballpark		51,231	4.92%	Fixed	4.92%		Dec-39
	$	2,246,927					

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Property-Level Debt (con't)

($ in thousands)

Asset		Q4 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities							
The Woodlands Master Credit Facility	$	107,500	L+250	Floating/Cap	4.23%		Oct-22 / Oct-23
Bridgeland Credit Facility		107,500	L+250	Floating/Cap	4.23%		Oct-22 / Oct-23
		215,000					
Seaport District							
250 Water Street		100,000	L+350	Floating	5.23%		Nov-22 / Nov-23
Seaport District		250,000	6.10%	Fixed/Floating	6.10%	(d)	Jun-24
		350,000					
Strategic Developments							
A'ali'i		30,717	L+310	Floating	4.83%		Jun-22 / Jun-23
Two Lakes Edge		38,214	L+215	Floating	3.88%		Oct-22 / Oct-23
110 North Wacker		184,300	L+300	Floating/Collar	4.73%	(e)	Apr-22 / Apr-24
Millennium Phase III Apartments		1	L+175	Floating	3.48%		Aug-23 / Aug-24
Juniper Apartments		34,610	L+275	Floating	4.48%		Sep-22 / Sep-24
8770 New Trails		15,124	4.89%	Floating/Swap	4.89%	(f)	Jun-21 / Jan-32
		302,966					
Total (g)	$	3,114,893					

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) 100.0% of the outstanding principal of the $343.8 million is recourse to the Company, but not currently secured by any mortgage. The Company is currently documenting long-term mortgage financing and anticipates closing in the first quarter of 2020.
(c) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(d) The loan initially bears interest at 6.10% and will begin bearing interest at one-month LIBOR plus 4.10%, subject to a LIBOR cap of 2.30% and LIBOR floor of 0.00%, at the earlier of June 20, 2021 or the date certain debt coverage ratios are met.
(e) 100.0% of the outstanding principal of the $184.3 million is subject to fixed interest rate collar contracts for the remaining term of the debt.
(f) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails on June 27, 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The Loan will bear interest at one-month LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(g) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC and retail.

Howard Hughes.
HowardHughes.com 214.741.7744 27

Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Year Ended Year Ending December 31, Ground Leased Asset Share Expiration Date December 31, 2019 December 31, 2019 2020 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 407 $ 1,273 $ 1,737 $ 42,185 $ 43,922 Seaport 100% 2031 (b) 544 2,157 2,199 221,019 223,218 Kewalo Basin Harbor 100% 2049 300 300 300 8,300 8,600 $ 1,251 $ 3,730 $ 4,236 $ 271,504 $ 275,740 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. HowardHughes.com 214.741.7744 28

Summary of Restructuring Expenses ($ in thousands) Three Months Ended Restructuring Expenses December 31, 2019 Settled in 2019 To be Settled in 2020 Known Expenses Former executive severance and other benefits $ 23,600 $ 23,600 $ — Employee severance 5,639 1,003 4,636 Loss on sale of corporate aircraft 4,751 4,751 — Total Known Expenses 33,990 29,354 4,636 Estimated Expenses Employee relocation 5,049 — 5,049 Total Estimated Expenses 5,049 — 5,049 Total Restructuring Expenses $ 39,039 $ 29,354 $ 9,685 HowardHughes.com 214.741.7744 29

Definitions Definitions Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of December 31, 2019, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 30

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	FY 2019	FY 2018
Total Operating Assets segment EBT (a)	$ (3,507)	$ 19,825	$ 12,628	$ 5,686	$ (5,799)	$ 34,632	$ 3,836
Add back:							
Depreciation and amortization	30,609	28,844	28,938	27,108	29,265	115,499	103,293
Interest expense, net	20,334	21,645	20,059	18,991	18,665	81,029	71,551
Equity in (earnings) loss from real estate and other affiliates	(477)	(441)	(45)	(2,709)	(487)	(3,672)	(1,994)
Loss on sale or disposal of real estate and other assets, net	—	—	—	—	4	—	4
Selling profit from sales-type leases	—	(13,537)	—	—	—	(13,537)	—
Impact of straight-line rent	(1,096)	(2,529)	(2,537)	(2,845)	(3,650)	(9,007)	(12,427)
Other	412	477	(340)	122	4,611	671	7,312
Total Operating Assets NOI - Consolidated	**46,275**	**54,284**	**58,703**	**46,353**	**42,609**	**205,615**	**171,575**
Redevelopments							
110 North Wacker	1	2	2	—	513	5	513
Total Operating Asset Redevelopments NOI	**1**	**2**	**2**	**—**	513	**5**	**513**
Dispositions							
Cottonwood Square	—	—	—	—	11	—	11
Total Operating Asset Dispositions NOI	**—**	**—**	**—**	**—**	11	**—**	**11**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**46,276**	**54,286**	**58,705**	**46,353**	**43,133**	**205,620**	**172,099**
Company's Share NOI - Equity investees	**2,123**	**2,043**	**1,688**	**1,464**	**1,952**	**7,318**	**4,661**
Distributions from Summerlin Hospital Investment	**—**	**—**	**—**	**3,625**	**—**	**3,625**	**3,435**
Total Operating Assets NOI	**$ 48,399**	**$ 56,329**	**$ 60,393**	**$ 51,442**	**$ 45,085**	**$ 216,563**	**$ 180,195**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

Howard Hughes. HowardHughes.com 214.741.7744 31

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport District segment EBT to Total NOI:

(In thousands)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	FY 2019	FY 2018
Total Seaport District segment EBT (a)	$ (12,464)	$ (16,656)	$ (14,270)	$ (15,852)	$ (15,657)	$ (59,242)	$ (23,862)
Add back:							
Depreciation and amortization	6,668	6,767	6,753	6,193	5,960	26,381	12,466
Interest expense (income), net	4,425	4,984	1,924	1,532	2,175	12,865	(6,291)
Equity in losses from real estate and other affiliates	804	705	451	632	13	2,592	705
Loss on sale or disposal of real estate and other assets	—	—	—	6	—	6	—
Gain on extinguishment of debt	(4,851)	—	—	—	—	(4,851)	—
Impact of straight-line rent	(24)	412	491	755	179	1,634	(433)
Other - development-related	190	896	1,764	2,749	3,815	5,595	11,937
Total Seaport District NOI - Consolidated	**(5,252)**	**(2,892)**	**(2,887)**	**(3,985)**	**(3,515)**	**(15,020)**	**(5,478)**
Company's Share NOI - Equity investees	**(325)**	**(148)**	**(42)**	**(195)**	**(134)**	**(710)**	**(713)**
Total Seaport District NOI	**$ (5,577)**	**$ (3,040)**	**$ (2,929)**	**$ (4,180)**	**$ (3,649)**	**$ (15,730)**	**$ (6,191)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

Howard Hughes. HowardHughes.com 214.741.7744 32

Reconciliation of Non-GAAP Measures (con't)

(In thousands)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue				
Total residential land sales closed in period	$ 142,537	$ 30,197	$ 325,872	$ 235,013
Total commercial land sales closed in period	—	2,356	—	5,116
Net recognized (deferred) revenue:				
Bridgeland	47	422	81	553
Summerlin	(12,521)	1,817	(19,290)	7,049
Total net recognized (deferred) revenue	(12,474)	2,239	(19,209)	7,602
Special Improvement District bond revenue	23,082	385	23,483	14,174
Total land sales revenue - GAAP basis	$ 153,145	$ 35,177	$ 330,146	$ 261,905

(In thousands)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Reconciliation of MPC Segment EBT to MPC Net Contribution				
MPC segment EBT	$ 112,117	$ 30,617	$ 257,586	$ 202,955
Plus:				
Cost of sales - land	63,724	14,605	141,852	124,214
Depreciation and amortization	90	2	424	243
MUD and SID bonds collections, net	12,967	42,753	24,047	37,401
Distributions from real estate and other affiliates	11,990	6,330	16,051	10,000
Less:				
MPC development expenditures	(58,218)	(55,899)	(238,951)	(195,504)
MPC land acquisitions	—	(5,262)	(752)	(8,826)
Equity in earnings in real estate and other affiliates	(9,477)	(1,602)	(28,336)	(36,284)
MPC Net Contribution	$ 133,193	$ 31,544	$ 171,921	$ 134,199

(In thousands)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Reconciliation of Segment EBTs to Net Income				
Operating Assets segment EBT	$ (3,507)	$ (5,799)	$ 34,632	$ 3,836
MPC segment EBT	112,117	30,617	257,586	202,955
Seaport District segment EBT	(12,464)	(15,657)	(59,242)	(23,862)
Strategic Developments segment EBT	1,164	96,432	101,111	97,954
Corporate income, expenses and other items	(93,273)	(57,805)	(230,547)	(207,665)
Income before taxes	4,037	47,788	103,540	73,218
Provision for income taxes	(5,038)	(9,864)	(29,245)	(15,492)
Net income	(1,001)	37,924	74,295	57,726
Net loss attributable to noncontrolling interests	(99)	(663)	(339)	(714)
Net income attributable to common stockholders	$ (1,100)	$ 37,261	$ 73,956	$ 57,012

Howard Hughes. HowardHughes.com 214.741.7744 33